Exhibit 4.3 GLOBAL REGISTERED RECEIPT Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to NewtekOne, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. CERTIFICATE NO. [•] [•] DEPOSITARY SHARES DEPOSITARY RECEIPT NO. [•] FOR [•] DEPOSITARY SHARES, EACH REPRESENTING 1/40TH OF ONE SHARE OF FIXED RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B OF NEWTEKONE., INC. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND CUSIP 652526864 ISIN US6525268644 SEE REVERSE FOR CERTAIN DEFINITIONS Dividend Payment Dates: Quarterly in arrears on the 1ST day of January, April, July and October of each year, commencing on October 1, 2025, in accordance with the terms of the Articles Supplementary of relating to the Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B of NewtekOne, Inc. EQUINITI TRUST COMPANY, LLC, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/40th of one share of Fixed Rate Reset Non- Cumulative Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share, par value $0.02 per share (the “Series B Preferred Stock”), of NewtekOne, Inc., a Maryland corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of August 20, 2025 (the “Deposit Agreement”), among the Corporation, the Depositary and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual

Exhibit 4.3 or facsimile signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer thereof. Dated: By: Authorized Officer

Exhibit 4.3

[FORM OF REVERSE OF RECEIPT]

NEWTEKONE, INC.

NEWTEKONE, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE ARTICLES SUPPLEMENTARY RELATING TO THE FIXED RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B OF NEWTEKIONE, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE

The Corporation will furnish without charge to each receipt holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Abbreviation	Abbreviation	Equivalent Word
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PL	Public Law
AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of
ART	Article	FDN	Foundation	U	Under
CH	Chapter	GDN	Guardian(s)	UA	Under Agreement
CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of, Under last will & testament
DEC	Declaration	MIN	Minor(s)		
EST	Estate, of Estate of	PAR	Paragraph

Exhibit 4.3 FORM OF ASSIGNMENT For value received, hereby sell(s), assign(s) and transfer(s) unto INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises. Dated: NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever. SIGNATURE GUARANTEED NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.